UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2026

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 of this Current Report on Form 8-K (this “Current Report”) regarding the Promissory Note (as defined below) and the Bridge Facility (as defined below) is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2026 (the “Closing Date”), 5E SVM, LLC (“5E SVM”), a wholly owned subsidiary of 5E Advanced Materials, Inc. (the “Company”), completed the previously announced purchase of specified real property, production facilities, brine resources and other assets (collectively, the “Assets”) pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement” and the transactions contemplated thereunder, collectively, the “Acquisition”) with Searles Valley Minerals Inc., Trona Railway Company LLC and Searles Domestic Water Company LLC (collectively, the “Sellers”) and the other parties named therein.

On the Closing Date, 5E SVM purchased the Assets for consideration consisting of (i) approximately $3.4 million in cash (inclusive of a previously paid deposit), (ii) 8.3 million shares (the “Stock Consideration”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) and (iii) a senior unsecured promissory note, issued by 5E SVM for distribution to certain lenders of the Sellers, in an aggregate amount of approximately $6.2 million (the “Promissory Note”). Under the Asset Purchase Agreement, 5E SVM has also agreed to assume specified liabilities and contracts relating to the Assets, subject to certain limitations. In accordance with the Asset Purchase Agreement, the Stock Consideration includes 312,500 shares of Common Stock to be issued at a subsequent date upon satisfaction of specified conditions regarding the Assets, including Sellers’ delivery of specified deeds.

The Promissory Note accrues interest at a rate of 14.5% per annum, which accrues and is payable in-kind and capitalized quarterly to the principal amount thereof. The Promissory Note requires 5E SVM to make a cash payment of approximately $1.2 million on the 24-month anniversary of the Closing Date but otherwise matures on the fifth anniversary of the Closing Date. 5E SVM may prepay the Promissory Note at any time, in whole or in part, in cash without premium or penalty. The Promissory Note also contains customary covenants of 5E SVM, including specified restrictions on 5E SVM’s ability to make restricted payments, subject to exceptions.

Additionally, 5E SVM entered into a senior secured promissory note (the “Bridge Facility”) with Karnavati Holdings, Inc. (the “Lender”) on the Closing Date pursuant to the Asset Purchase Agreement, providing for $10.0 million in senior secured bridge financing. The Bridge Facility is secured by substantially all of 5E SVM’s assets and is guaranteed by the Company. The Bridge Facility accrues interest at a rate of 8.00% per annum, which accrues and is payable in-kind and capitalized quarterly to the principal amount thereof. On the Closing Date, 5E SVM received $7.0 million of funding pursuant to the Bridge Facility, with the remaining amount to be funded at a later date upon satisfaction of specified conditions. The Bridge Facility matures 270 days after the Closing Date. The Bridge Facility also includes a $1.0 million transaction fee payable by 5E SVM at maturity. The Company may prepay the Bridge Facility at any time, in whole or in part, in cash without premium or penalty. The Bridge Facility also contains customary covenants of the Company, including specified restrictions on the Company’s ability to make restricted payments, subject to exceptions, as well as customary indemnification provisions in favor of the Lender.

On the Closing Date, after giving effect to the transactions described herein, the Company had an aggregate of 49,634,871 shares of Common Stock issued and outstanding. The Company expects to report that it had $15.7 million in cash and cash equivalents as of September 30, 2026 and, after giving effect to the transactions described herein, the Company had $19.6 in cash and cash equivalents.

The foregoing summary of the Asset Purchase Agreement and the transactions contemplated thereby, including the terms of the Acquisition, the Promissory Note and the Bridge Facility, is qualified in its entirety by reference to the full text of (i) the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 15, 2026, (ii) the Promissory Note, a copy of which is filed as Exhibit 10.1 to this Current Report, and (iii) the Bridge Facility, a copy of which is filed as Exhibit 10.2 to this Current Report, each of which is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

The information contained in Item 2.01 of this Current Report regarding the Company’s cash and cash equivalents as of September 30, 2026 is incorporated by reference into this Item 2.02.

The financial results included in this Current Report are preliminary and do not present all information necessary for an understanding of the Company’s financial condition as of September 30, 2026 and its results of operations for the quarterly period ended September 30, 2026. The Company’s actual results may differ from the preliminary estimates above due to the completion of the Company’s period end accounting procedures and review of the Company’s financial statements for the quarterly period ended September 30, 2026 by the Company’s independent registered public accounting firm, which are ongoing.

The information contained in this Item 2.02 is furnished pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”) and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934,

as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 of this Current Report regarding the Promissory Note and the Bridge Facility is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired.

The Company intends to file the financial statements required to be filed pursuant to Item 9.01(a) of Form 8-K by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file the pro forma financial information required to be filed pursuant to Item 9.01(b) of Form 8-K by amendment to this Current Report not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits

Exhibit No.	Description
10.1	Unsecured Promissory Note, dated October 1, 2026
10.2*	Secured Bridge Promissory Note, dated October 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	October 1, 2026	By:	/s/ Paul Weibel
Paul Weibel Chief Executive Officer